                                                                      EXHIBIT 11


                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                  (unaudited)

                  For the Three Months Ended December 31, 1996

                                                                                         Primary and
                                                                                        Fully Diluted
                                                                  Days                    Weighted
                                             Outstanding          Out-                     Average
                                             -----------         stand-                    Shares
                                          From         To         ing       Shares       Outstanding
                                          ----         --         ---       ------       -----------
 Beginning shares                      10/01/96    12/31/96        92       5,375,875      5,375,875

 Dilutive effect of common
   stock equivalents:
   906,500 stock options at
   average price per share                                                                   238,443

 Exercise of employee stock
  options                              10/21/96    12/31/96        71          15,000         11,576

 Exercise of employee stock
  options                              07/22/96    12/31/96        57           1,000            620
                                                                            ---------      ---------
 Ending shares                                                              5,391,875      5,626,514

 Net Earnings                                                                              $ 849,292
                                                                                           =========
 Net Earnings Per Share                                                                        $ .15
                                                                                               =====





                                                                     (Continued)

                                                                      EXHIBIT 11

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (continued)
                                  (unaudited)

                   For the Six Months Ended December 31, 1996

                                                                                           Primary and
                                                                    Days                  Fully Diluted
                                               Outstanding          Out-                    Weighted
                                               -----------         stand-                    Average
                                            From          To        ing       Shares       Outstanding
                                            ----          --        ---       ------       -----------
 Beginning shares                        07/01/96    12/31/96       184       5,351,875      5,351,875

 Dilutive effect of common
   stock equivalents:
   906,500 stock options at
   average price per share                                                                     260,375

 Exercise of employee stock
  options                                07/05/96    12/31/96       179           5,000          4,864

 Exercise of employee stock
  options                                07/22/96    12/31/96       162           4,000          3,522

 Exercise of employee stock
  options                                07/25/96    12/31/96       159           6,000          5,185

 Exercise of employee stock
  options                                08/07/96    12/31/96       146           4,000          3,174

 Exercise of employee stock
  options                                08/13/96    12/31/96       140           5,000          3,804

 Exercise of employee stock
  options                                10/21/96    12/31/96       102          15,000          8,315

 Exercise of employee stock
  options                                11/04/96    12/31/96        88           1,000            478
                                                                              ---------    -----------

 Ending shares                                                                5,391,875      5,641,592

 Net Earnings                                                                              $ 1,749,665
                                                                                           ===========
 Net Earnings Per Share                                                                          $ .31
                                                                                                 =====

                                                                     (Continued)

                                                                      EXHIBIT 11


                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (continued)
                                  (unaudited)

                  For the Three Months Ended December 31, 1995

                                                                                              Primary and
                                                                                             Fully Diluted
                                                                       Days                    Weighted
                                                  Outstanding          Out-                     Average
                                                  -----------         stand-                    Shares
                                               From          To        ing        Shares      Outstanding
                                               ----          --        ---        ------      -----------
 Beginning shares                           10/01/95     12/31/95       92       5,279,875      5,279,875

 Dilutive effect of common
   stock equivalents:
   1,001,000 stock options at
   average price per share                                                                        326,966

 Exercise of employee stock
  options                                   11/09/95     12/31/95       53          15,000          8,641

 Exercise of employee stock
  options                                   11/10/95     12/31/95       52           2,500          1,413
                                                                                 ---------      ---------

 Ending shares                                                                   5,297,375      5,616,895

 Net Earnings                                                                                   $ 735,396
                                                                                                =========
 Net Earnings Per Share                                                                             $ .13
                                                                                                    =====





                                                                     (Continued)

                                                                      EXHIBIT 11


                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (continued)
                                  (unaudited)

                   For the Six Months Ended December 31, 1995



                                                                                            Primary and
                                                                                           Fully Diluted
                                                                     Days                    Weighted
                                                Outstanding          Out-                     Average
                                                -----------         stand-                    Shares
                                             From          To        ing       Shares       Outstanding
                                             ----          --        ---       ------       -----------
 Beginning shares                         07/01/95     12/31/95      184       5,257,875      5,257,875

 Dilutive effect of common
   stock equivalents:
   1,001,000 stock options at
   average price per share                                                                      301,472

 Exercise of employee stock
  options                                 08/21/95     12/31/95      132           1,500          1,076

 Exercise of employee stock
  options                                 09/20/95     12/31/95      103          20,500         11,476

 Exercise of employee stock
  options                                 11/09/95     12/31/95       53          15,000          4,321

 Exercise of employee stock
  options                                 11/10/95     12/31/95       52           2,500            707
                                                                               ---------    -----------

 Ending shares                                                                 5,297,375      5,576,927

 Net Earnings                                                                               $ 1,324,286
                                                                                            ===========
 Net Earnings Per Share                                                                           $ .24
                                                                                                  =====